Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 29, 2005, in Amendment No. 6 to the Registration Statement and related Prospectus of Baidu.com, Inc. dated August 3, 2005.

/s/ Ernst & Young

Ernst & Young

Hong Kong

August 2, 2005